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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199, 333-07111, 333-52589,
333-62781, 333-52593, 333-77883, 333-87882 and 333-87880, pertaining to the
Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees (Formerly Group Technologies Corporation 1994 Stock Option Plan for Key Employees), to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan (Formerly Group Technologies Corporation Independent Directors' Stock Option Plan), to the Sypris Solutions, Inc. Stock Option Plan Dated January 22, 1990 (Formerly Group Technologies Corporation Stock Option Plan Dated January 22, 1990) and (ii) Form S-8 Registration Statement No. 333-70319 pertaining to the Sypris Solutions, Inc. Employee Stock Purchase Plan, of our report dated January 31, 2003 with respect to the consolidated financial statements and schedule of Sypris Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                          /s/ Ernst & Young LLP



Louisville, Kentucky
February 24, 2003